UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

CONSOL Energy Inc. (the “Company”) is filing this Form 8-K/A (Amendment No. 1) to amend Item 5.02 of its Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2008 (the “Original Form 8-K”). This amendment is being filed to correct an error in Item 5.02 of the Original Form 8-K.

Except for the changes described above and reported herein, this Form 8-K/A does not modify or update the disclosures in, or any exhibits to, the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

(1) Adoption of the Long-Term Incentive Program (2008-2010) under the CONSOL Energy Inc. Equity Incentive Plan (as amended, the “Plan”)

On February 19, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the Long-Term Incentive Program (2008-2010) (the “2008 LTIP”). The primary purposes of the 2008 LTIP are: (i) to provide long-term incentive compensation to key employees, in the form of performance share units, to further align such persons’ interests with those of the Company’s stockholders; and (ii) to protect the Company’s legitimate business interests, including its confidential information, customer relationships, and goodwill, through the use of restrictive covenants.

The Compensation Committee will, among other matters, have full authority and discretion to determine program eligibility, make awards under the program, establish the terms and conditions of such awards and determine whether the performance goals have been achieved for the performance period of January 1, 2008 to December 31, 2010 (the “LTIP Performance Period”).

Upon being selected to participate in the 2008 LTIP, each participant is awarded a certain number of performance share units (including dividend rights, the “Units”). The Units represent a contingent right to receive one share of the Company’s common stock, to the extent such Unit is earned and becomes payable pursuant to the terms of the 2008 LTIP.

The Units will be earned (at a maximum level) if any one or more of the following performance goals are achieved: (i) total shareholder return relative to the Company’s peers equals or is greater than the fiftieth (50th) percentile as compared to the Company’s peers at the end of the LTIP Performance Period; (ii) cumulative earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal years 2008 through 2010 equals or exceeds fifty percent (50%) of the Board-approved long-range plan relative to EBITDA; or (iii) cumulative net income for fiscal years 2008 through 2010 equals or exceeds fifty percent (50%) of the Board-approved long range plan relative to net income.

After the end of the LTIP Performance Period, the Compensation Committee will determine in writing the extent to which the applicable performance goal(s) and any other material terms of the 2008 LTIP awards have been achieved. Any Units earned by a participant will be settled and paid in shares of the Company’s common stock in calendar year 2011 on a date determined in the Compensation Committee’s discretion, but in no event later than March 15th of such year. In the event of a “change in control,” as defined in the 2008 LTIP, the performance goal(s) will be deemed to have been achieved (at a target award level of fifty percent (50%) of Units awarded) and the value of such Units will be settled on the closing date of the change in control transaction, in cash and/or securities or other property.

Under the terms of the 2008 LTIP, the Compensation Committee may, in its sole discretion, use negative discretion to reduce the number of Units that would otherwise be earned by a participant upon the attainment of any of the performance goals, if it concludes that such reduction is necessary or appropriate in accordance with guidelines established by the Compensation Committee. In exercising its negative discretion, the Compensation Committee may consider, among other factors, total shareholder return and EBITDA performance.

In the event a participant’s employment with the Company or any affiliate is terminated: (i) on or after a participant has completed at least one year of continuous service with the Company after January 1, 2008 and the participant has reached the age of 55 years by reason of Early Retirement (as defined in the CONSOL Energy Inc. Employee Retirement Plan, as amended, or any successor plan thereto (the “ERP”)), (ii) on or after the participant has reached the age of 55 years by reason of an “Incapacity Retirement” (as defined in the ERP), (iii) by reason of Normal Retirement (as defined in the ERP) and the participant has reached the age of 62 years, (iv) on account of death or Disability (as defined in the Plan), or (v) by reason of a reduction in force prior to the payment date or payment date triggered by a change in control, the participant (or the participant’s estate, as applicable) will be entitled to retain the Units and receive payment to the extent earned and payable pursuant to the provisions of the award; provided, however, that in the case of a termination on account of

Disability, the participant will only be entitled to retain a prorated portion of the Units determined at the end of the performance period and based on the number of full months that the participant worked during the LTIP Performance Period (or the number of remaining months in the LTIP Performance Period if the participant is admitted after the start of the LTIP Performance Period). In the event a participant’s employment with the Company or any affiliate is terminated for any other reason prior to the payment date or the payment date triggered by a change in control, the Units awarded to the participant will be cancelled and forfeited, whether or not payable, without payment by the Company or any affiliate.

Unit Awards under the 2008 LTIP. The Compensation Committee granted and approved the following maximum awards to the Company’s “named executive officers” (those executive officers for whom disclosure was required in the Company’s most recently filed proxy statement, pursuant to Item 402 of Regulation S-K): (i) J. Brett Harvey, the Company’s President and Chief Executive Officer and a director on the Board, an award of 66,166 Units (such award was ratified by the independent members of the Board); (ii) William J. Lyons, the Company’s Chief Financial Officer, an award of 10,172 Units; and (iii) Peter B. Lilly, the Company’s President – Coal Group, an award of 13,562 Units. Each of the awards is subject to the terms and conditions of the 2008 LTIP, the Plan and the related award agreement.

(2) Adoption of the Short-Term Incentive Compensation Plan under the Plan

On February 19, 2008, the Compensation Committee approved the 2008 STIC Plan (the “2008 STIC Plan”). The 2008 STIC Plan will be used to provide annual incentive-based cash compensation opportunities to the Company’s executive officers and other key employees with significant responsibility for achieving performance goals critical to our success and growth. The 2008 STIC Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

The Compensation Committee will, among other things, have full authority and discretion to determine plan eligibility, make awards under the plan, establish the terms and conditions of such awards and determine whether the requisite performance goals have been achieved for the performance period of January 1, 2008 to December 31, 2008 (the “STIC Performance Period”).

The maximum annual cash award which may be earned by any participant under the 2008 STIC Plan is $2,000,000. An award may be earned if any one or more of the following performance goals is achieved: (i) total shareholder return relative to the Company’s peers equals or is greater than the fiftieth (50th) percentile as compared to the peers for fiscal year 2008; (ii) EBITDA for fiscal year 2008 equals or exceeds fifty percent (50%) of the Board-approved annual business plan relative to EBITDA; and (iii) net income for fiscal year 2008 equals or exceeds fifty percent (50%) of the Board-approved annual business plan relative to net income.

After the end of the STIC Performance Period, the Compensation Committee will determine the extent to which the performance goal(s) and any other material terms of the awards have been achieved. If any of the performance goals is achieved, the Compensation Committee will determine award amounts by using the following formula:

Base Salary (as of December 31 of plan year)	×	Opportunity Percentage	×	200%	=	Annual Award

Under the terms of the 2008 STIC Plan, the Compensation Committee may also, in its sole discretion, exercise negative discretion to reduce the cash award that would otherwise be earned by a participant upon the attainment of any of the performance goals, if it concludes that such reduction is necessary or appropriate in accordance with guidelines established by the Compensation Committee. In exercising its negative discretion, the Compensation Committee may consider factors such as Company performance and individual objectives. Earned awards will be paid in the first calendar year immediately following the end of the performance period on or before March 15th of the calendar year.

Except as otherwise provided, participants who have terminated employment with the Company prior to the actual payment of an award will forfeit any and all rights to payment under any awards then outstanding under the terms of the plan and will not be entitled to any cash payment for such period.

Awards under the 2008 STIC Plan. The Compensation Committee granted and approved the following awards to the Company’s named executive officers:

	2008 STIC Plan Opportunity Percentage	2008 STIC Plan Opportunity Dollars
J. Brett Harvey	120%	$1,200,000
William J. Lyons	65%	$312,000
Peter B. Lilly	70%	$420,000

Each of the awards is subject to the terms and conditions of the 2008 STIC Plan, the Plan and the related award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Senior Vice President, General Counsel and Secretary

Dated: February 27, 2008